EXHIBIT 24

                              POWER OF ATTORNEY


   KNOW ALL MEN BY THESE PRESENTS, THAT I, Frederick A. Krehbiel, hereby constitute and appoint William A. Osborn, Barry G. Hastings, Perry R. Pero, Peter L. Rossiter and Harry W. Short, or any of them, my true and lawful attorneys and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, to execute in my name and on my behalf, in all capacities as a Director of Northern Trust Corporation (the "Corporation"), a Registration Statement on Form S-3 and any amendments thereto (including, without limitation, post-effective amendments) to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock (including associated Preferred Stock Purchase Rights) under the Northern Trust Corporation Amended 1992 Incentive Stock Plan.

             I hereby ratify and confirm all that said attorneys, or any of them, have done or shall lawfully do by virtue of this Power of Attorney.

             WITNESS my hand this 18th day of November, 1997.


                                           /s/ Frederick A. Krehbiel
                                           ------------------------------
                                           Frederick A. Krehbiel